Exhibit 5.1

São Paulo, August 9, 2023.

COMPANHIA PARANAENSE DE ENERGIA

Rua José Izidoro Biazetto, nº 158, Bloco A

CEP 81.200-240, Curitiba – PR

Re:	Public Offering of Common Shares issued by Companhia Paranaense de Energia

Ladies and Gentlemen:

1.               We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as Brazilian legal counsel to Companhia Paranaense de Energia, a corporation (sociedade por ações) organized and existing under the laws of Brazil (“Company”) in connection with the preparation and filling by the Company, under the U.S. Securities Act of 1933, as amended (“Securities Act”), of registration statement on Form F-3 (“Registration Statement”) with the United States Securities and Exchange Commission (“SEC”) with respect to the offering and sale of common shares issued by the Company (“Shares”) by the Company and the State of Paraná (the “Selling Shareholder”).

2.               For the purposes of giving this opinion we have prepared and/or examined and/or relied upon copies of the following documents (“Registration Statement Documents”):

(a)	an electronic copy of the Registration Statement filed with the SEC on July 26, 2023 (File No. 333-273432);
(b)	an electronic copy of the preliminary prospectus supplement to the Registration Statement, dated July 26, 2023, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, as amended by the supplement No. 1 dated August 1, 2023 (the “Preliminary Prospectus Supplement”);
(c)	an electronic copy of the final prospectus supplement to the Registration Statement, dated August 8, 2023, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplements”);
(d)	an executed copy of the International Placement Facilitation Agreement, dated August 8, 2023, by and between the Company, the State of Paraná and the several international placement agents named therein (the “Placement Facilitation Agreement”);

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(e)	a copy of the 207th Shareholders’ Extraordinary Meeting held on July 10, 2023, which approved the Company’s by-laws (Estatuto Social) (“Company’s By-laws”); and
(f)	other documents, certificates and information and such matters of law as we have deemed necessary or appropriate in connection with the opinions expressed herein.

3.               We have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect to the laws of Brazil, as of the date hereof, and not in respect of any other law.

4.               In giving this opinion, we have made the following assumptions:

(i)	that all documents submitted to us as facsimile, electronic copy or specimen documents conform to their originals;
(ii)	that all signatures on the originals, certified copies or electronic or facsimile copies of documents submitted to us are genuine;
(iii)	that the Registration Statement Documents and any amendments or supplements thereto, including the Prospectus Supplements (and any of the documents incorporated by reference therein), are effective and comply with all applicable laws at the time the Shares have been offered as contemplated by the Registration Statement, including the Prospectus Supplements;
(iv)	all signatories to the Registration Statement Documents have been duly authorized and have the power and authority to represent the party that they purport to represent;
(v)	that the Company’s By-Laws are effective and are the latest version of such document;
(vi)	that each of the parties to the Registration Statement Documents has the necessary capacity, power and authority and has fulfilled all internal authorization procedures to execute, deliver and perform its respective obligations in respect of the Registration Statement Documents;
(vii)	that each of the parties to the Registration Statement Documents (other than the Company) is duly organized and established and is validly existing under the laws of the jurisdiction of its incorporation or organization at the date of execution of the Registration Statement Documents, as applicable;
(viii)	that all votes in the corporate meetings of the Company were validly delivered;
(ix)	the Company authorized the offering of the Shares, and has taken any other appropriate corporate action; and
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(x)	all factual representations made in documents reviewed by us, other than those dealing with matters of Brazilian law, are accurate and complete; and
(xi)	except as specifically otherwise mentioned herein, there is no provision of the law of any jurisdiction other than Brazil that has any implication in relation to the opinions expressed herein.

5.               We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement Documents or any amendments or supplements thereto, including the Prospectus Supplements (and any of the documents incorporated by reference therein).

6.               Based on the above assumptions and subject to the restrictions and boundaries set forth above, as well as the reservations, qualifications and explanations set forth below, we are of the opinion that:

(i)	The Company is duly organized and validly existing as a corporation (a sociedade por ações) under the laws of Brazil with corporate power and authority to own lease and operate its properties and conduct its business in Brazil as described in the Registration Statement Documents and execute, deliver and perform its obligations under the Registration Statement Documents. All action required to be taken for the due and adequate authorization, execution and delivery of the Registration Statement Documents and the consummation by the Company of the transactions contemplated thereby have been duly and validly taken; and
(ii)	In the primary offering, the issuance of Shares has been duly authorized and the Shares are duly authorized, validly issued, fully-paid, delivered and non-assessable.
(iii)	In the secondary offering, the Shares have been sold and delivered to, and paid for by, the purchasers in accordance with the terms of the Placement Facilitation Agreement and in the manner described in and pursuant to the Prospectus Supplements and the Registration Statement.

7.               The opinions expressed herein are limited to the matters set forth above and are given as of the date hereof. We assume no obligation to update this opinion letter and/or assume no responsibility to advise you or any other person who is permitted to rely on the opinions expressed herein of any development or circumstance of any kind, including changes of law or fact that may occur after the date hereof, even if such development, circumstance or change may affect our legal analysis and the conclusions set forth herein.

8.               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus Supplements as it may be amended from time to time, under the captions "Legal Matters" and "Enforceability of Civil Liabilities". In giving this consent, we do not

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hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

9.               This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Very truly yours,

/s/ Henrique Filizzola

Stocche Forbes Advogados
Henrique Filizzola

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